EXTREME MOBILE COATINGS WORLDWIDE CORP.
 126 Dewey Dr.
Nicholasville, Kentucky 40356
(859) 887-1199

February 5, 2010

M. David Sayid, Esq.
Interim President
Reflectkote, Inc.
408 W 57th Street, 8E
New York, NY 10019

Re:	Proposed Acquisition by Extreme Mobile Coatings Worldwide Corp. (“EXTREME”) of certain assets and certain liabilities of Reflectkote, Inc. (“REFLECTKOTE”)

Dear Mr. Sayid:

This letter will confirm the recent discussions we have had with you and your representatives relative to the proposed acquisition by EXTREME of certain assets and certain liabilities of REFLECTKOTE (the “Purchased Assets and Liabilities”), as set forth on Schedule A and B, annexed hereto.  The objective of our discussions has been the execution and consummation, as soon as feasible, of a formal agreement between EXTREME and REFLECTKOTE (the “Agreement”), which among other things, would provide for the various matters set forth below:

1.           EXTREME will acquire certain assets and certain liabilities of REFLECTKOTE from REFLECTKOTE in exchange for shares of $.0001 par value common stock of EXTREME (the “Extreme Common Stock”), which amount will be negotiated and determined prior to closing, which will be delivered upon the closing of this transaction (the “Closing Date”).   This exchange is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and the shares of EXTREME received by REFLECTKOTE’s shareholders will be received on a tax-free basis.  The shares to be issued by EXTREME will be “restricted securities” as defined in Rule 144 under the Securities Act of 1933, and an appropriate legend will be placed on the certificates representing such shares.

2.           EXTREME will raise a minimum of $______ in a Rule 506 offering to accredited investors, or such other raise of capital by selling shares of EXTREME common stock for use as working capital for the Purchased Assets and Liabilities.

M. David Sayid, Esq., Interim President
Reflectkote, Inc.
February 5, 2010

3.           The parties will use their best efforts to close this transaction during the month of February, 2010.

4.           REFLECTKOTE represents that it is a validly existing  Nevada Corporation.

5.           On the date of this Letter of Intent, the common stock of EXTREME is registered with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, (the “Act”), and EXTREME has filed all reports required to be filed by Section 15(d) of the Act during the past 12 months.  These reports were, when filed, accurate, not misleading and complete in all material respects.

6.           The common stock of EXTREME is currently listed for trading on the OTC Bulletin Board under the symbol EMWW.

7.           EXTREME and REFLECTKOTE will take all necessary steps to call meetings of their respective directors as soon as possible to approve the terms of this Letter of Intent.

8.           Upon the signing of this Letter of Intent, EXTREME and REFLECTKOTE will provide to each other full access to their books and records and will furnish financials and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time.  If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information) obtained concerning the other's operations, assets and business.

9.           This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.           Each party will pay its legal expenses incurred in connection with this transaction whether or not the transaction is consummated.

11.           Upon the execution by you and return to us of this Letter of Intent, counsel for REFLECTKOTE and EXTREME will prepare a definitive Agreement which shall contain provisions in accordance with this Letter together with such further appropriate terms and conditions as legal counsel and the parties may mutually determine.  The Agreement shall be subject, in all respects, to the approval of the respective Boards of Directors of EXTREME and REFLECTKOTE.

12.           It is understood that the terms set forth in this Letter may not constitute all of the major terms which will be included in the Exchange Agreement, that the terms set forth herein are subject to further discussion and negotiation, and that this Letter is an expression of intent only and is not to create or result in any legally binding obligation upon the parties hereto except with respect to paragraphs 8 and 10.

M. David Sayid, Esq., Interim President
Reflectkote, Inc.
February 5, 2010

If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this Letter.

EXTREME MOBILE COATINGS WORLDWIDE CORP.

By:_______________________________
Charles Woodward, President

REFLECTKOTE, INC.

By:_______________________________
M. David Sayid, Esq., Interim President

M. David Sayid, Esq., Interim President
Reflectkote, Inc.
February 5, 2010

Schedule A

List of Assets

a)  Patent Application Number 61/132,569

Filing Date:  06/28/2008

Confirmation No.:  2571

b)  Patent Application Number 61/273,098

Filing Date:  07/31/2009

Confirmation No.:  2776

M. David Sayid, Esq., Interim President
Reflectkote, Inc.
February 5, 2010

Schedule B

List of Certain Liabilities

a)  Settlement Agreement by and between RKTE (f/k/a HVAG), James Zimbler and Susan Zimbler vs. Michael Margolies

b)  Settlement Agreement by and between RKTE (f/k/a HVAG), and James Zimbler vs. Stanley Chason

c) RKTE Consent Order, Final Judgment with the SEC

d) RKTE Monetary Judgment with the SEC

e) State of Illinois- payroll taxes

f) State of Michigan – payroll taxes.

g) Amount due to Manhattan Transfer and Registrar